UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14C INFORMATION

                                CURRENT REPORT

                           PURSUANT TO SECTION 14(C)
                                     of the
                        SECURITIES EXCHANGE ACT OF 1934

                        Date of Report August 25, 2004

                                Axia Group, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                     ------
        (State or other jurisdiction of incorporation or organization)


        001-09418                                       87-0509512
       -----------                                      ----------
    (SEC File Number)                    (IRS Employer Identification
Number)

                        c/o, Jody R. Regan, President
                            1324 N. Magnolia Ave
                            --------------------
                         El Cajon, California 92020
                         --------------------------
                  (Address of principal executive offices)

                              (619) 444-1919
                              --------------
             (Registrant's telephone number, including area code)


                     We Are Not Asking You For a Proxy
                                    AND
                  You Are Requested Not to Send Us A Proxy


Check the appropriate box:
         [ ]    Preliminary Information Statement
         [ ]    Confidential, for Use of the Commission Only (as permitted by
                Rule 14c-5(d)(2)
         [X]    Definitive Information Statement

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                               Axia Group, Inc.
                             1324 N. Magnolia Ave
                           El Cajon, California 92020
                                (619) 444-1919

To the Stockholders of Axia Group, Inc.:

         This Information Statement is furnished to the stockholders of Axia Group, Inc., a Nevada corporation (Axia), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the common stock of Axia providing for an amendment of the Articles of Incorporation as follows:

         o Amendment to the Certificate of Incorporation increasing the number of authorized $0.001 par value shares of the Common Stock from 200,000,000 to 5,000,000,000. The number of preferred shares authorized to be increased from 50,000,000 to 500,000,000.

         o To authorize the board of directors to effect up to a one-for-five hundred reverse stock split of the common stock.

         Axia is not asking you for a proxy and you are requested to not send a proxy.

         Only stockholders of record at the close of business on August 5, 2004 shall be given a copy of the Information Statement.

                                              By Order of the Board of Directors

                                               /s/ Jody R. Regan
                                              ----------------------------------
                                              Jody R. Regan, President

         This information statement is being furnished to all holders of the common stock of Axia in connection with the Proposed Action by Written Consent to amend the Articles of Incorporation to increase the number of authorized common shares to 5,000,000,000, the number of authorized preferred shares to 500,000,000 and authorize the board of directors to carry out a reverse split of the common stock up to a one for five hundred (1:500) basis.

                                   ITEM 1.
                                   -------

                            INFORMATION STATEMENT
                            ---------------------

         This information statement is being furnished to all holders of the common stock of Axia Group, Inc., a Nevada Company ("Axia"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 60% of the common stock of Axia providing for the amendment of the Articles of Incorporation, which will provide for an increase in the number of authorized common shares to 5,000,000,000 and increase the number of authorized preferred shares to 500,000,000. The board of directors, as approved by the written consent of the holders of in excess of 60% of the common stock of Axia, seek approval to authorize a reverse split of the common stock of Axia on a basis of up to 1-for-500 shares. The reverse split would be conducted at a time to be determined by the board of directors.

         The Board of Directors, and persons owning a majority of the outstanding voting securities of Axia, have unanimously adopted, ratified and approved the proposed amendment of Axia's Articles of Incorporation. No other votes are required or necessary. See the caption "Vote Required for Approval" below. The amendment will become effective upon final acceptance and filing with the Nevada Secretary of State's office. Any reverse split adopted by the board of directors will become effective upon final approval by the board and the filing of required notices with the Nevada Secretary of State's office.

         The Form 10-QSB for quarterly period ended June 30, 2004 and the form 10-KSB for the year ended December 31, 2003, filed by Axia with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commissions web site at www.sec.gov in the Edgar Archives. Axia is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

INCREASE THE AUTHORIZED COMMON AND PREFERRED STOCK OF THE COMPANY

         Axia's Articles of Incorporation, as currently in effect, authorizes Axia to issue up to 200,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001. The Board of Directors has proposed an increase in the number of authorized shares of the common and preferred stock of Axia. Upon the approval by the consenting shareholders holdings a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, Axia will be authorized to issue 5,000,000,000 shares of common stock, par value per share of $0.001 and 500,000,000 shares of preferred stock, $0.001 par value per share.

         The Board of Directors believes that it is in Axia's and Axia's stockholders best interests to increase the availability of additional authorized but unissued capital stock to provide Axia with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose, except with regard to providing additional shares for Employee Stock Plans. The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should Axia decide to use its shares for one or more of such previously mentioned purposes or otherwise. Axia reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors. The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of Axia, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Axia are then listed. Under Axia's Articles, the Axia stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Axia, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Axia in order to maintain their proportionate ownership of Axia's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

         In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Axia by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Axia and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Axia stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Axia's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Axia's business. However, the Board of Directors is not aware of any attempt to take control of Axia and the Board of Directors did not propose the increase in Axia's authorized capital with the intent that it be utilized as a type of anti-takeover device.

         The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

         By increasing the number of authorized shares of common stock there is a risk created that current shareholders of the common stock will see the value of those shares diluted through the issuance of the additional authorized shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. If all additional shares of authorized common stock were issued, without any increase in the net book value of the assets of the Company, the net book value per share would decrease by a factor of 25, that is each share would only represent 1/25th of what it represented prior to the issuance of the 4,800,000,000 additional authorized shares. In the event that the board approves a 1 for 500 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 326,000, this dilutive effect would be greatly increased. If all newly authorized shares of common stock were issued each share would drop from representing 0.000307% (1/326,000) to 0.00000002% (1/5,000,000,000) of the
shares of common stock issued and outstanding.

         While the board does not have any current plans to issue all newly authorized shares of common stock set forth herein, the risk to shareholders of significant dilution will be created by the increased number of authorized shares and the proposed authority to conduct a reverse split of the common stock.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A ONE-FOR FIVE HUNDRED SHARE REVERSE STOCK SPLIT OF AXIA'S COMMON STOCK.

         Axia's board had determined that it would be in the Company's best interest in the near future to conduct a reverse split of its common stock on up to a one for five hundred basis and has received the consent of holders of a majority of the common stock to authorize the board to conduct such a reverse split in the Board's discretion.

         The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock. This process that is known as a reverse split would take up to five hundred shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the reverse split and convert those shares into one share of the post-reverse stock split common stock.

         The board has indicated that fractional shares will not be issued. Instead, Axia will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional shares as a result of the process. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

Reasons for the reverse stock split:

The primary purposes of the reverse stock split are to accomplish the following:

         a) increase the per share price of the common stock to help maintain the interest of the markets

         b) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

         c) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

         For the above reasons, the board believes that the reverse stock split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects of the reverse stock split.

         The reverse stock split will be effected by filing an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State's office and will become effective upon such filing and final approval of the board of directors of the Company. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

         Axia is currently authorized to issue 200,000,000 shares of its common stock of which 145,570,433 shares are currently issued and outstanding as of August 5, 2004. Currently, shareholders holding 110,000,000 of the issued and outstanding common stock have consented in writing to the proposal, this constitutes approval of 67.67% of the shares entitled to vote. A reverse split on a 1 for five hundred basis would reduce the number of issued and outstanding shares to approximately 326,000, but will not reduce the number of authorized shares of common stock. The reverse split will not have any effect on the stated par value of the common stock.

         The effect of the reverse split upon existing shareholders of the common stock will be that the total number of shares of Axia's common stock held by each shareholders will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by up to 500, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

         If acted upon by the Company's board of directors, the consent by the majority of the common stock shareholders reported herein, would result in each shareholder's percentage ownership interest in the company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) also will be appropriately adjusted for the reverse stock split.

         The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

         As a result of the proposal to increase the number of authorized shares combined with a reverse stock split there is a significant risk of shareholder value represented by the common stock being diluted. The proposed increase to the number of authorized shares of common stock creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of the additional authorized shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. If all additional shares of authorized common stock were issued, without any increase in the net book value of the assets of the Company, the net book value per share would decrease by a factor of 25, that is each share would only represent 1/25th of what it represented prior to the issuance of the 4,800,000,000 additional authorized shares. In the event that the board approves a 1 for 500 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 326,000, this dilutive effect would be greatly increased. If all newly authorized shares of common stock were issued each share would drop from representing 0.000307% (1/326,000) to 0.00000002% (1/5,000,000,000) of the
shares of common stock issued and outstanding.

         After the amendment to the certificate of incorporation is filed there is not a requirement that shareholders obtain new or replacement share certificates. Each holders of record of shares of the Company's common stock that is outstanding on the effective date of the reverse stock split may contact the Company's transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the reverse stock split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

         Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post- reverse stock split common shares to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

         This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

         The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional shares. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional shares (as described below). The holding period for shares of common stock after the reverse split will include the holding period of shares of common stock before the reverse stock split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.

         A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK, INCREASE OF THE AUTHORIZATION OF A CLASS OF PREFERRED STOCK AND AUTHORIZING BOARD TO CONDUCT A REVERSE STOCK SPLIT OF THE COMMON STOCK.

Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?

A. Our Board of Directors believes that the authorized shares of common stock remaining available for future issuance is not sufficient to enable Axia to respond to potential business opportunities, provide sufficient shares for its employee stock benefit plan and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of common stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Axia's business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by Axia's Board in order to provide a sufficient reserve of such shares for the future growth and needs of Axia.

The Board of Directors also believes the availability of additional shares of common stock will enable Axia to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. WHY HAS THE BOARD PROPOSED AN INCREASE IN THE NUMBER OF PREFERRED STOCK?

A. The Board of Directors has proposed increasing the number of authorized shares of preferred stock to increase its options in issuing equity in the Company to pursue its business plan and other business opportunities that may present themselves to the Company or come to the Board for approval. The Board has no current plans to issue or designate additional shares of preferred stock.

Q. WHY IS APPROVAL SOUGHT FOR THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK ON A 1 FOR 500 BASIS?

A. The Board seeks approval of a reverse stock split of the common stock of up to 1 for 500 shares of the currently issued common stock. It is the expectation of the Board that such a reverse stock split would increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company's Employee Benefit Plans, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of the Company. The Board believes that the reverse stock split will enhance the Company's flexibility with regard to the ability to issue common stock for proper corporate

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

purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Axia's business or product lines through the acquisition of other businesses or products.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO INCREASE THE NUMBER OF COMMON AND PREFERRED SHARES OR THE REVERSE STOCK SPLIT?

A. The sole member of the Board of Directors has approved the increase in the number of common and preferred shares, as well as the reverse stock split of the common stock, as is in the best interest of Axia and the best interest of the current shareholders of Axia.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

A. As a current shareholder of Axia your class of stock and the number of shares that you hold will be affected only as a result of the adoption of the proposal to authorize a reverse stock split. For example, a current holder of 500 shares of common stock will remain a holder of 1 share of common stock in the event that the board approves a 1 for 500 reverse stock split, none of the other proposed changes will result in different or additional shares being sent to existing shareholders.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the votes of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Axia

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Jody R. Regan, President of Axia, 1324 N. Magnolia Ave. El Cajon, California 92020, telephone: (619) 444-1919.

VOTE REQUIRED FOR APPROVAL
--------------------------

         Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

         The Board of Directors of Axia have adopted, ratified and approved the change in the authorized shares of Axia and submit the proposed changes to the shareholders for their approval. The securities that are entitled to vote to amend Axia's Articles of Incorporation consist of issued and outstanding shares of Axia's $0.001 par value common voting stock outstanding on August 5, 2004, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to Axia's Certificate of Incorporation.


DISSENTER'S RIGHTS OF APPRAISAL
-------------------------------

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed restatement of the Articles of Incorporation.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
-----------------------------------------------

         The Board of Directors fixed the close of business on August 5, 2004 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

         At the record date, Axia had issued and outstanding 145,570,433 shares of $0.001 par value common stock. Shareholders holding a controlling interest equaling more than sixty percent (60%) of the $0.001 par value common stock of Axia as of the record date, representing more than a majority of Axia's outstanding common stock.. The common shareholders have consented to the action required to adopt the amendment of Axia's Articles of Incorporation. Axia also has 1,000 shares of its Series A Preferred Stock issued and outstanding, the sole Shareholder of those preferred shares has consented to the actions proposed herein These consents are sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

         The following table sets forth information about the beneficial ownership of Axia's Common Stock, as of August 5, 2004 by (i) each person who is known by Axia to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of Axia's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:

       AMOUNT &                                                                    NATURE OF
        TITLE OF                       NAME AND ADDRESS OF                        BENEFICIAL               PERCENT
         CLASS                          BENEFICIAL OWNER                           OWNERSHIP               OF CLASS
------------------------ -----------------------------------------------  ---------------------------  ----------------
      Common Stock           Jody R. Regan, President & Director(2)                60,000,000                41.22%
   ($0.001 par value)                 1324 N. Magnolia Ave                         50,000,000(1)             34.35%
                                    El Cajon, California 92020

      Common Stock                      Dawnelle Patrick                           50,000,000                34.35%
   ($0.001 par value)                 1324 N. Magnolia Ave                         60,000,000(1)             41.22%
                                    El Cajon, California 92020

      Common Stock            Directors and Executive Officers as a               110,000,000                75.56%
   ($0.001) par value                         Group


(1) Mr. Regan and Ms. Patrick are married to each other and thus each can be considered the beneficial owner of the other's shares.

(2) Mr. Regan is also the holder of 1,000 shares of class A Preferred stock, the approval of this class of stock is also required to approve the actions set forth herein, he has provided his written consent to such actions.

As of August 5, 2004, Axia had 145,570,433 shares of its common voting stock issued and outstanding.

                                  ITEM 5.
                                  -------

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Axia's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION
                             ----------------------

         Additional information concerning Axia Group, Inc. including its Form 10-KSB annual report for the year ended December 31, 2003 and quarterly reports on Form 10-QSB for the past quarters ended June 30, 2004 and March 31, 2004, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

                                           Dated: August 25, 2004


                                           By Order of the Board of Directors

                                            /s/ Jody R. Regan
                                          --------------------------------------
                                           Jody R. Regan, President and Director

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

Exhibit "A"

                               STATE OF NEVADA
                           CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION

                                AXIA GROUP, INC.

         Axia Group, Inc., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada.

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Axia Group, Inc. resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and receiving the consent of a majority of the stockholders of said corporation in consent thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered " Fourth" so that, as amended, said Article shall be and read as follows:

         FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of five billion (5,000,000,000) shares having par value of $0.001 each, and (2) preferred stock in the amount of fifty million (50,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors from time to time thereafter may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance, thereof. There shall be no cumulative voting by shareholders .

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the consent of a majority of the stockholders of said corporation was duly received and the necessary number of shares as required by statute consent to the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Nevada,

         IN WITNESS WHEREOF, said corporation, Axia Group, Inc. has caused this certificate to be signed by, Jody R. Regan, an Authorized Officer, this 25th Day of August, 2004.

/s/ Jody R. Regan
--------------------------------------
Jody R. Regan, President, and Director

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